UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

Structured Products Corp.
on behalf of

CorTS Trust II for Provident Financing Trust I

(Exact name of registrant as specified in its charter)

Delaware	001-32090	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

390 Greenwich Street New York, New York	10013	(212) 723-4070
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On April 14, 2014 the Warrantholder gave a notice of intent to exercise 20,000 of the CorTS Trust II for Provident Financing Trust I Call Warrants. Pursuant to the notice of intent, the Warrantholder agrees to purchase $20,000,000 principal amount of the Term Assets, and agrees to make payment equal to 100% of the principal amount of the Term Assets being purchased pursuant to the exercise of the Call Warrants plus accrued and unpaid interest thereon to and including the Warrant Exercise Date, determined to be Thursday, May 1, 2014 (the “Warrant Exercise Date” or “Redemption Date”).

THE EXERCISE OF THE CALL WARRANTS IS CONDITIONAL UPON RECEIPT BY THE TRUSTEE OF THE WARRANT EXERCISE PURCHASE PRICE ON THE WARRANT EXERCISE DATE.  THERE CAN BE NO ASSURANCE THAT THE CALL WARRANTS WILL IN FACT BE EXERCISED ON THE WARRANT EXERCISE DATE.

If the Trustee receives the Warrant Exercise Purchase Price by 11:00 a.m. (New York City time) on the Redemption Date, then 722,440 Class A Certificates issued by the Trust will be redeemed on the Redemption Date at a price of (i) $25.00 per Class A Certificate plus (ii) an additional payment of approximately $2.68396 per Class A Certificate plus (iii) accrued interest of $.26194 per Class A Certificate to the Redemption Date.

If the Trustee does not receive the Warrant Exercise Purchase Price, then (i) the Call Warrant will not be exercised and (ii) the Certificates issued by the Trust will not be redeemed and will continue to accrue distributions as if no exercise notice had been given.  The Call Warrantholder may elect to deliver a conditional notice of exercise in the future.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Stanley Louie
________________________________
Name: Stanley Louie
Title: Vice President, Finance Officer.

April 14, 2014